United States
                       Securities and Exchange Commission
                             Washington, D.C. 20549


                                   FORM 8-K/A
                                 AMENDMENT NO. 1

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934



                  Date of earliest event reported May 13, 2004
                                                  ------------


                               ICEWEB INCORPORATED
             ------------------------------------------------------
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)


                                    DELAWARE
         --------------------------------------------------------------
         (STATE OR OTHER JURISDICTION OF INCORPORATION OF ORGANIZATION)


                  0-27865                                   13-2640971
         ------------------------                           -----------
         (COMMISSION FILE NUMBER)                           (I.R.S. ID)


               205 VAN BUREN STREET, SUITE 420, HERNDON, VA 20170
               ---------------------------------------------------
               (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)


        REGISTRANT'S TELEPHONE NUMBER, INCLUDING AREA CODE (703) 964-8000
                                                           --------------

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

GENERAL EXPLANATION

The purpose of this report is to amend the Registrant's Current Report on Form 8-K dated May 13, 2004 that was filed with the Securities and Exchange Commission on July 23, 2004 (the "Initial Report") which reported on the acquisition of DevElements, Inc. This report amends the Initial Report so as to provide the information required under Item 9.01(a) and 9.01(b) of Form 8-K.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

          (a) Financial Statements of Business Acquired

          Financial Statements of DevElements, Inc.

          Independent Auditors' Report

          Balance Sheets Dated as of December 31, 2003 and May 12, 2004 unaudited

          Statements of Operations for the Years ended December 31, 2002 and December 31, 2003 and the period ended May 12, 2004 unaudited.

          Statement of Stockholders' Deficit for the Years ended December 31, 2002 and December 31, 2003 and the period ended May 12, 2004 unaudited.

          Statements of Cash Flows for the Years ended December 31, 2002 and December 31, 2003 and the period ended May 12, 2004 unaudited.

          Notes to Financial Statements for the Years ended December 31, 2002 and December 31, 2003 and the period ended May 12, 2004 unaudited.

          (b) Pro Forma Financial Statements of Business Acquired

          Unaudited Pro Forma Combined Financial Statements of DevElements, Inc.

          Unaudited Pro Forma Combined Balance Sheet as of May 12, 2004

          Unaudited Pro Forma Statements of Operations for the year ended December 31, 2003 and the period ended May 12, 2004.

(a) Financial Statements of Business Acquired


                    FINANCIAL STATEMENTS OF DEVELEMENTS, INC.


                          INDEX TO FINANCIAL STATEMENTS




          Independent auditors' report  ...........................   4

          Balance sheets ..........................................   5

          Statements of operations  ...............................   6

          Statement of changes in stockholders' deficit ...........   7

          Statements of cash flows ................................   8

          Notes to financial statements ...........................   9

             REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
DevElements

We have audited the accompanying balance sheet of DevElements Inc. as of December 31, 2003 and the related statements of operations, changes in stockholders' deficit and cash flows for the years ended December 31, 2002 and December 31, 2003. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of DevElements Inc. as of December 31, 2003 and the results of operations and their cash flows for the years ended December 31, 2002 and December 31, 2003 in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 12 to the financial statements, the Company had net losses of $27,721 and $168,622 as of December 31, 2003 and December 31, 2002 respectively. Additionally the Company had an accumulated deficit of $33,769 as of December 31, 2003. These matters raise substantial doubt about the Company's ability to continue as a going concern. Management's plans in regards to these matters are also described in
Note 12. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.


New York, New York                     /s/ Sherb & Co., LLP
October 25, 2004                       Certified Public Accountants

                                DevElements, Inc.
                                 BALANCE SHEETS


                                                         12/31/2003   5/12/2004
                                                         ----------   ---------
                                                                     (Unaudited)
Current assets:
     Cash .............................................. $  10,281    $ 102,706
     Accounts receivable, net ..........................   143,557       60,287

     Other current assets ..............................         -        7,164
                                                         ---------    ---------
     Total current assets ..............................   153,838      170,157

Property and equipment .................................   125,556      128,042
Less: Accumulated depreciation .........................  (110,893)    (125,459)
                                                         ---------    ---------
Property and equipment, net ............................    14,663        2,583

                                                         ---------    ---------
Total assets ........................................... $ 168,501    $ 172,740
                                                         ---------    ---------

Liabilities and stockholders' equity

Current liabilities:

     Accounts payable ..................................     7,872       79,771

     Accrued expense ...................................    39,000       13,530

     Accrued lease liability ...........................         -      439,183

     Note payable - related party ......................         -       13,000
     Note payable - bank ...............................   145,000      150,000
                                                         ---------    ---------
Total current liabilities ..............................   191,872      695,484


Stockholders' deficit:

Common Stock (no par value ; 100,000 shares authorized,
37,000 and 40,000 issued and outstanding at

December 31, 2003 and May 12, 2004, respectively) ......    10,398       10,398
Accumulated deficit ....................................   (33,769)    (533,142)
                                                         ---------    ---------

Total stockholders' deficit ............................   (23,371)    (522,744)

                                                         ---------    ---------
Total liabilities and stockholders' deficit ............ $ 168,501    $ 172,740
                                                         ---------    ---------

See accompanying notes to financial statements

                                DevElements, Inc.
                            STATEMENTS OF OPERATIONS


                                                                  For the period
                                   Year ended       Year ended      1/01/2004 -
                                   12/31/2002       12/31/2003       5/12/2004
                                  -----------      -----------      -----------
                                                                    (Unaudited)


Revenue .....................     $ 3,033,376      $ 2,852,664      $   681,615

Direct costs ................       1,958,294        1,991,178          453,948
                                  -----------      -----------      -----------

Gross profit ................       1,075,082          861,486          227,667

Operating expenses:
  Salaries and benefits .....         450,500          464,127          109,960
  Professional fees .........         150,230           24,983           27,812
  Rent ......................         190,397          210,717          509,489
  General and administrative          260,698          282,711           61,216
  Depreciation ..............          33,125           34,964           14,565
                                  -----------      -----------      -----------

    Total operating expense .       1,084,950        1,017,502          723,042

Operating loss ..............          (9,868)        (156,016)        (495,375)

Interest expense ............         (17,853)         (12,606)          (3,998)

                                  -----------      -----------      -----------
Net loss ....................     ($   27,721)     ($  168,622)     ($  499,373)
                                  -----------      -----------      -----------

See accompanying notes to financial statements

                                DevElements, Inc.
                  STATEMENT OF CHANGES IN STOCKHOLDERS' DEFICIT


                                         Common Stock    Accumulated
                                       Shares    Amount    Deficit      Total
                                       ------   -------  -----------  ---------

Balance at December 31, 2001 ........  40,000   $10,398   $ 387,801   $ 398,199

S Corp. distributions ...............       -         -   ($225,227)  ($225,227)
Net loss for the year ...............       -         -   ($ 27,721)  ($ 27,721)

                                       ------   -------   ---------   ---------
Balance at December 31, 2002 ........  40,000   $10,398   $ 134,853   $ 145,251
                                       ======   =======   =========   =========


Common stock surrendered ............  (3,000)  $     0           -   $       0
Net loss for the year ...............       -         -   ($168,622)  ($168,622)

                                       ------   -------   ---------   ---------
Balance at December 31, 2003 ........  37,000   $10,398   ($ 33,769)  ($ 23,371)
                                       ======   =======   =========   =========


Common stock issued  (unaudited) ....   3,000   $     0           -   $       0
Net loss for the period  (unaudited)        -         -   ($499,373)  ($499,373)
                                       ------   -------   ---------   ---------
Balance at May 12, 2004  (unaudited)   40,000   $10,398   ($533,142)  ($522,744)
                                       ======   =======   =========   =========

See accompanying notes to financial statements

                                       DevElements, Inc.
                                    STATEMENTS OF CASH FLOWS
                                                                                For the period
                                                      Year ended    Year ended    1/01/2004 -
                                                      12/31/2002    12/31/2003     5/12/2004
                                                      ----------    ----------  --------------
                                                                                  (Unaudited)
CASH FLOWS FROM OPERATIONS:
    Net loss .......................................  ($ 27,721)    ($168,622)    ($499,373)
    Adjustments to reconcile net loss to net cash
     in operating activities:

    Depreciation ...................................     33,125        34,964        14,565
    Changes in operating assets and liabilities:
    (Increase) decrease in:
    Accounts receivable ............................    150,137       133,760        83,272

    Other assets ...................................      1,135             -        (7,165)
    Increase (decrease) in:
    Accounts payable ...............................     13,967        (7,143)       71,899
    Accrued expense ................................     30,000         9,000       (25,470)

    Accrued lease liability ........................          -             -       439,183

                                                      ---------     ---------     ---------
NET CASH PROVIDED BY OPERATING ACTIVITIES ..........  $ 200,643     $   1,959     $  76,911
                                                      ---------     ---------     ---------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Purchase of property and equipment .............    (16,823)      (24,698)       (2,486)

                                                      ---------     ---------     ---------
NET CASH (USED) IN INVESTING ACTIVITIES ............    (16,823)      (24,698)       (2,486)
                                                      ---------     ---------     ---------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from (payments to) related parties ....     28,800      (115,800)       13,000

    S Corp. distributions ..........................   (225,227)            -             -

    Proceeds from line of credit ...................          -       145,000         5,000

                                                      ---------     ---------     ---------
NET CASH (USED) IN PROVIDED BY FINANCING ACTIVITIES    (196,427)       29,200        18,000
                                                      ---------     ---------     ---------

NET (DECREASE) INCREASE IN CASH ....................    (12,607)        6,461        92,425

CASH - beginning of period .........................     16,427         3,820        10,281

                                                      ---------     ---------     ---------
CASH - end of period ...............................  $   3,820     $  10,281     $ 102,706
                                                      ---------     ---------     ---------

See accompanying notes to financial statements

                                             page 8

DEVELEMENTS, INC.

NOTES TO FINANCIAL STATEMENTS
Years Ended December 31, 2002, December 31, 2003, and period ending May 12, 2004 unaudited


Note 1 - ORGANIZATION

DevElements, Inc., was organized in the state of Virginia in June 1999. The Company is currently headquartered in Reston, VA, with satellite offices in Portland, OR and Charlotte, NC

DevElements is a professional IT consultancy that designs, develops and implements Web-based employee productivity solutions for organizations with operational efficiency goals. By combining leading edge technologies with an innovative approach to business process management, the staff builds solutions that capitalize on an organization's strengths and empower their employees to do their jobs better, faster and cheaper. From Highly creative, interactive, sales-focused Web sites to knowledge management and employee information systems, DevElements solutions embody the vision of the paperless workplace.

The accompanying unaudited financial statements have been prepared in accordance with generally accepted accounting principles for interim financial statements and pursuant to the rules and regulations of the Securities and Exchange Commission ("SEC"). The accompanying financial statements for the interim periods are unaudited and reflect all adjustments (consisting only of normal recurring adjustments) which are, in the opinion of management, necessary for a fair presentation of the financial position and operating results for the periods presented.

Note 2 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     a.  CASH AND CASH EQUIVALENTS

         For purposes of the statements of cash flows, the Company considers all highly-liquid investments with an original maturity date of three months or less to be cash equivalents.

     b.  ACCOUNTS RECEIVABLE

         Accounts receivable consist of normal trade receivables. The Company recorded an allowance of $16,540 in the period ending December 31, 2002, $35,201 in the period ending December 31, 2003, and $0 in the period ending May 12, 2004. Management performs ongoing evaluations of its accounts receivable and customer base. Management believes that all remaining receivables are fully collectable.

     c.  REVENUE RECOGNITION

         Revenue is recorded each month as it is earned. Customers are generally billed every two weeks based on the units of production for the project. Each project has an estimated total which is based on the estimated units of production and agreed upon billing rates.

     d.  PROPERTY AND EQUIPMENT

         Property and equipment are stated at cost, and depreciation is provided by use of the straight-line method over the estimated useful lives of the assets.

     e.  INCOME TAXES

         The shareholders of DevElements elected to be taxed as an S Corporation, as defined in the Internal Revenue Code. Such status was also elected for state tax purposes. Under this status, taxable income is passed through and taxed at the shareholder level, rather than at the corporate level.

     f.  USE OF ESTIMATES

         Preparation of the financial statements in accordance with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the balance sheets and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

Note 3 - PROPERTY AND EQUIPMENT

The major classes of property and equipment are as follows:

                                           Estimated
                                          Useful Life   12/31/2003    5/12/2004
                                          -----------   ----------   -----------
                                                                     (unaudited)

          Computer Hardware ..............  3 years       $93,793      $96,279
          Phone System ...................  3 years        17,712       17,712
          Office Furniture ...............  3 years        14,051       14,051
                                                         --------     --------
                                                          125,556      128,042

          Less accumulated depreciation ..               (110,893)    (125,459)
                                                         --------     --------
          Property and equipment, net ....                $14,663       $2,583
                                                         ========     ========

Depreciation expense for the year ended December 31, 2002 was $33,125, December 31, 2003 was $34,964 and the expense for the period ending May 12, 2004 was $14,565. The period ending May 12, 2004 is unaudited.

Note 4 - RELATED PARTY TRANSACTIONS

On May 12, 2004, the Company has notes payable to Andrew Hill, the CEO, for $2,000, Bonnie Edenfield, an employee, for $10,000, and Shadi McPherson, an employee, for $1,000. All three of these notes are payable on-demand and do not bear interest. All of these related party notes represent short-term loans to the Company to cover operating cash flow shortages.

Mr. Donald Gauger was hired in August of 2001 for the position on Chief Operating Officer. He also became a stockholder and sat on the Board of Directors. He was laid off from the Company in May 2003 and relinquished his DevElements stock. He remained on the Board of Directors in an advisory role until August of 2003 when he was voted off the Board.

Note 5 - NOTE PAYABLE

On April 24, 2003 the Company entered into an agreement for a line of credit with SunTrust bank. The SunTrust liability was an open-ended revolving line of credit in the amount of $150,000, principle due on demand and interest charged at a rate of prime rate index plus 2.00%. The prime rate index shall be Sun Trust Bank's Prime Rate, which is established from time to time by the Bank as a reference for fixing the lending rate on commercial loans. The Company's accounts receivable is collateral for the note.

Note 6 - STOCKHOLDERS' EQUITY

The Company is authorized to issue 100,000 shares of its no par value Common Stock, with such designations, rights and preferences as may be determined from time to time by the Board of Directors. Upon inception, the

Company issued 40,000 shares. In May 2003, 3,000 of those shares were forfeited, when the Chief Operating Officer was laid off from the company. In March 2004, those 3,000 shares were re-issued to certain current employees. On May 12, 2004 there were 40,000 shares outstanding.

Note 7 - SHAREHOLDER DISTRIBUTION

During the course of the year ended December 31, 2002, the Company distributed cash to its shareholders. These distributions were based on the current performance of the Company.

Note 8 - UNAUDITED SUBSEQUENT EVENTS

On October 4, 2001, the Company entered into a lease for office space located at 11600 Sunrise Valley Drive in Reston, VA. This was a five year lease that commenced on October 9, 2001 and expired on October 31, 2006. The base rent started at $12,927 per month and was increased annually. In addition to the base rent there were fees for parking spaces, network connections, operating expenses, and a miscellaneous category. The original lease was signed with Spalding and Slye, but the building was sold in 2003 to Bernstein management.

In June 2004 the Company vacated its office lease at 11600 Sunrise Valley Drive. As of May 12, 2004 the Company has accrued $439,183 in connection with this lease abandonment.

Note 9 - OPERATING LEASES

The company entered into four lease agreements with Dell Financial for computers purchased from Dell. There was also one lease with GE Capital for the office copy and fax machines. All of these were 36 month leases. The total remaining liability at December 31, 2002 and 2003 was approximately $6,700 and $6,900, respectively. The total liability on May 12, 2004 was approximately $24,000. The large increase is due to the fourth Dell lease which was signed in April 2004. This was for Dell equipment totaling $14,042. This was a 36 month lease with a monthly payment of $466.

The following schedule shows the minimum lease liability by year:

          Minimum Lease Payments
          ----------------------
            1/01/04 - 12/31/04 ..............   $9,037
            1/01/05 - 12/31/05 ..............    7,908
            1/01/06 - 12/31/06 ..............    5,596
            Thereafter ......................    1,399
                                               -------
                                               $23,940
                                               =======

Note 10 - CONCENTRATION

Approximately 80% of the Company's total revenues are derived from one customer, Drake Beam Morin, for whom they provide a variety of IT consulting work. Approximately 90% of the outstanding accounts receivable balance is due from this same customer.

Note 11 - PROFIT SHARING PLAN

On March 15, 2004, the Company put into effect a profit sharing plan for the employees. The plan was based on reaching certain revenue and profit levels, which were never realized. Nothing was ever earned or paid out under this plan.

Note 12 - GOING CONCERN

For the years ended December 31, 2003 and 2002, the Company incurred losses of $168,622 and $27,721, respectively. The financial statements do not include any adjustments relating to the recoverability and classification of recorded assets, or the amounts and classification of liabilities that might be necessary in the event the Company cannot continue in existence.

Due to the fact that the majority of our revenues come from one source and those revenues have decreased over the last two years it is imperative that the revenue stream become diversified. Management is focusing on business development efforts in order to contract with new customers and develop a horizontal revenue stream. However, no assurance can be given that the Company will be able to secure these new customers.

Note 13 - SUBSEQUENT EVENTS

On May 13th, 2004, substantially all of the assets of the Company were acquired by IceWeb, Inc., through its wholly owned subsidiary Propster, Inc. IceWeb, Inc. provides integrated security solutions, content delivery software and professional consulting services to both public and private enterprises. The assets that were acquired included, software licenses, source code, potential patents and trademarks, cash, hardware, and equipment for a combined stock and cash value of approximately $1,290,000. The Company was issued 1,500,000 shares of IceWeb, Inc. common stock and options to purchase 1,500,000 shares of IceWeb, Inc. common stock exercisable at a price of $0.34 per share and expiring May 13, 2009. In addition, the $150,000 note payable to SunTrust Bank was assumed by IceWeb in lieu of a cash payment to DevElements, Inc. The SunTrust liability was an open-ended revolving line of credit in the amount of $150,000, principle due on demand and interest charged at a rate of prime plus 2.00%.

     (b) Pro Forma Financial Statements of Business Acquired

UNAUDITED PRO FORMA COMBINED FINANCIAL STATEMENTS

The following Unaudited Pro Forma Combined Financial Statements of IceWeb, Inc. and DevElements, Inc. gives effect to the acquisition of assets of DevElements, Inc., under the purchase method of accounting prescribed by Accounting Principles Board Opinion No. 16, Business Combinations. These pro forma statements are presented for illustrative purposes only. The pro forma adjustments are based upon available information and assumptions that management believes are reasonable. The Unaudited Pro Forma Combined Financial Statements do not purport to represent what the results of operations or financial position of IceWeb would actually have been if the acquisition had in fact occurred on January 1, 2003 nor do they purport to project the results of operations or financial position of IceWeb for any future period or as of any date, respectively.

These Unaudited Pro Forma Combined Financial Statements do not give effect to any restructuring costs or to any potential cost savings or other operating efficiencies that could result from the merger between IceWeb and DevElements.

You should read the financial information in this section along with IceWeb's historical financial statements and accompanying notes in prior Securities and Exchange Commission filings and in this amended Current Report on Form 8-K.

                                                  ICEWEB, INC.
                                   UNAUDITED PRO FORMA COMBINED BALANCE SHEET
                                                  MAY 12, 2004
                                                                         Pro Forma Adjustments
                                                                       --------------------------
                                       DevElements     IceWeb             Debit           Credit    Pro Forma
                                       -----------  -----------        ----------       ---------  -----------
Current assets:
     Cash ...........................  $  102,706   $    93,432        $                $          $   196,138
     Accounts receivable, net .......      60,287       847,907                                        908,194
     Other current assets ...........       7,164             -                                          7,164
                                       ----------   -----------        ----------       ---------  -----------
     Total current assets ...........     170,157       941,339                                      1,111,496

Property and equipment ..............     128,042       382,851                                        510,893
Less: Accumulated depreciation ......    (125,459)     (279,911)                                      (405,370)
                                       ----------   -----------        ----------       ---------  -----------
Property and equipment, net .........       2,583       102,940                                        105,523

Intangible assets ...................           -       718,353   (a)   1,267,260                    1,985,613
Deposits ............................           -        18,585                                         18,585
Due from related party ..............           -        21,260                                         21,260

                                       ----------   -----------        ----------       ---------  -----------
Total assets ........................  $  172,740   $ 1,802,477                                    $ 3,242,477
                                       ----------   -----------        ----------       ---------  -----------

Liabilities and stockholders' equity

Current liabilities:

     Accounts payable ...............  $   79,771   $   774,363   (a)  $   79,771                  $   774,363
     Accrued Expense ................      13,530        85,584   (a)      13,530                       85,584
     Accrued lease liability ........     439,183             -   (a)     439,183                            0
     Deferred income ................           -        31,716                                         31,716
     Notes payable - related parties       13,000       425,411   (a)      13,000                      425,411
     Note payable ...................     150,000             -                                        150,000

                                       ----------   -----------        ----------       ---------  -----------
Total current liabilities ...........     695,484     1,317,074                                      1,467,074
                                       ----------   -----------        ----------       ---------  -----------

Stockholders' equity:

Common Stock ........................      10,398        39,772   (a)      10,398  (a)      1,500       41,272
Additional paid in capital ..........           -     3,199,900                    (a)  1,288,500    4,488,400
Accumulated deficit .................    (533,142)   (2,754,269)                   (a)    533,142   (2,754,269)
                                       ----------   -----------        ----------       ---------  -----------

Total stockholders' equity ..........    (522,744)      485,403                                      1,775,403

                                       ----------   -----------        ----------       ---------  -----------
Total liabilities and stockholders'
  equity ............................  $  172,740   $ 1,802,477                                    $ 3,242,477
                                       ----------   -----------        ----------       ---------  -----------

                                                     page 13

                                                  ICEWEB, INC.
                              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                      FOR THE YEAR ENDED DECEMBER 31, 2003

                                                                          Pro Forma Adjustments
                                                                          ---------------------
                                              DevElements     IceWeb        Debit      Credit       Pro Forma
                                              -----------   -----------   ---------  ----------   ------------
Revenues ...................................  $ 2,852,664   $ 3,187,052                           $  6,039,716

Direct Costs ...............................    1,991,178     2,258,999                              4,250,177
                                              -----------   -----------                           ------------

Gross Profit ...............................      861,486       928,053                              1,789,539

Selling, general and administrative expenses    1,017,502     1,037,422                              2,054,924
                                              -----------   -----------                           ------------

Income from operations .....................     (156,016)     (109,369)                              (265,385)

Other income (expense):

Other income ...............................            -       183,320                                183,320
Interest expense ...........................      (12,606)      (41,720)                               (54,326)

                                              -----------   -----------                           ------------
Net Income .................................  $  (168,622)  $    32,231                           $   (136,391)
                                              -----------   -----------                           ------------

Basic & Diluted Loss per common share ......                                                      $      (0.00)

Weighted average common shares outstanding .                                                        38,190,000


                                                     page 14

                                                  ICEWEB, INC.
                              UNAUDITED PRO FORMA COMBINED STATEMENT OF OPERATIONS
                                        FOR THE PERIOD ENDED MAY 12, 2004

                                                                          Pro Forma Adjustments
                                                                          ---------------------
                                              DevElements     IceWeb        Debit      Credit       Pro Forma
                                              -----------   -----------   ---------  ----------   ------------
Revenues ...................................  $   681,615   $ 2,748,141                           $  3,429,756

Direct Costs ...............................      453,948     1,986,873                              2,440,821
                                              -----------   -----------                           ------------

Gross Profit ...............................      227,667       761,268                                988,935

Selling, general and administrative expenses      723,042       938,627                              1,661,669
                                              -----------   -----------                           ------------

Income from operations .....................     (495,375)     (177,359)                              (672,734)

Other income (expense):

Other income ...............................            -        38,652                                 38,652
Interest expense ...........................       (3,998)      (18,563)                               (22,561)

                                              -----------   -----------                           ------------
Net Income .................................  $  (499,373)  $  (157,270)                             ($656,643)
                                              -----------   -----------                           ------------

Basic & Diluted Loss per common share ......                                                      $      (0.00)

Weighted average common shares outstanding .                                                        39,983,000



Pro Forma Adjustments:

     (a) To give effect to the acquisition of DevElements as of May 12, 2004, for $1,290,000, a summary of the transaction is as follows:

Purchase price ....................................................  $1,290,000
Fair market value of the assets acquired ..........................    (172,740)
Liabilities assumed ...............................................     150,000
                                                                     ----------
Goodwill ..........................................................   1,267,260

The $439,183 lease liability was not assumed by IceWeb, Inc.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        ICEWEB Inc.

Dated: October 27, 2004                 By: /s/ John R. Signorello
       ----------------                     ----------------------
                                            John R. Signorello,
                                            Chairman and CEO

                                     page 16